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                       [LETTERHEAD OF DELOITTE & TOUCHE]





INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-47264 of Deere & Company and John Deere B.V. on Form S-3 of our report dated November 23, 1999, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP



November 13, 2000